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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 22, 2002



                            ANALYTICAL SURVEYS, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


Colorado                        0-13111                          84-0846389
--------                        -------                          ----------
(State or other               (Commission                       (IRS Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)


941 Meridian Street, Indianapolis, IN                   46204
-------------------------------------                   -----
               (Address or principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (317) 634-1000
                                                           ---------------




  (Former name or former address, if changed since last report): Not applicable



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Item 1.  CHANGES IN CONTROL OF REGISTRANT

On March 21, 2002, Analytical Surveys, Inc. (ASI) entered into a definitive agreement with Tonga Partners, L.P. (Tonga), an investment fund managed by Cannell Capital LLC, pursuant to which ASI is obligated, at the time of closing, to issue to Tonga a senior secured convertible note in the principal amount of $2,000,000. Tonga is purchasing the note with available cash.

The note is convertible at any time into common stock of ASI (Common Stock) at a price equal to the least of (i) $0.40, (ii) 90% of the average closing bid prices of the Common Stock for the 90 trading days ending the trading date immediately preceding the closing date, and (iii) 90% of the average closing bid prices for the 3 trading days having the lowest closing bid price during the 20 trading days immediately prior to the conversion date, but under any event, the number of shares issuable upon full conversion of the note must constitute at least 38% of the issued and outstanding shares, on a fully diluted basis, as of the date of full conversion. Assuming a conversion price of $0.40 per share, ASI would issue 5.0 million shares of Common Stock if the note were fully converted. The note accrues interest at the rate of 5% per annum, but interest is not payable currently. At the time of conversion, any unpaid interest is paid in shares of Common Stock. The note is subject to mandatory conversion in three years and is secured by all of the assets ASI. Tonga is required to release its lien on the collateral if ASI obtains at least $4.0 million of additional permanent financing.

Tonga also will receive warrants to purchase an additional 5.0 million shares of Common Stock (subject to adjustment). One whole warrant will entitle the Investor to acquire an additional share of Common Stock at an exercise price equal to 115% of the conversion price of the note. Assuming an exercise price of $0.46 per share (115% of $0.40), the aggregate exercise price for the warrants would be $2.3 million for the issuance of 5.0 million shares of Common Stock, but the shares issuable upon conversion of the note and exercise of warrants are to be no less than 55% of the outstanding Common Stock (unless Tonga exercises the warrants in a cashless exercise where Tonga uses the value of some of the warrants to pay the exercise price for other warrants).

If at the time of conversion of the note, the price of the Common Stock has dropped below $0.40 per share, the number of shares of Common Stock issuable upon conversion of the note and upon exercise of the warrants would increase. Similarly, if ASI issues shares of Common Stock at a price of less than $0.40 per share, the conversion price and the exercise price decrease to that lower price, and the number of shares issuable under the note and the warrants would therefore increase.

Under the definitive agreements, ASI is required to register the shares underlying the note and warrants. Also, ASI is generally restricted from issuing additional equity securities without Tonga's consent, and Tonga has a right of first refusal as to certain subsequent financings.

As part of the transaction, Tonga will appoint three of the five directors of ASI and, as a result, will control ASI. In addition, upon exercise of the warrants and conversion of the note, Tonga will own a majority of the Common Stock, thereby giving Tonga additional control over ASI. It is expected that Messrs. John Thorpe and Sol Miller will remain on the board of directors, and the other directors will resign in favor of individuals yet to be named by Tonga.

Under Nasdaq rules, the issuance of securities that are convertible into more than 20% of the outstanding Common Stock normally would require shareholder approval. However, under rules that provide an exception to that requirement, ASI has obtained a waiver of the shareholder approval requirement from Nasdaq for the issuance of the note and warrants. ASI justified its request for a waiver on the basis of a financial need to expedite the transaction. ASI's audit committee has approved the waiver. Additionally, ASI is mailing to all shareholders, no later than 10 days before issuing the note and warrants, information describing the transaction and informing such shareholders of its decision to obtain a waiver of the shareholder approval requirement in lieu of seeking the shareholder approval that otherwise would have been required. The transaction is scheduled to close on or about March 31, 2002.

In an effort to retain ASI's Nasdaq listing and as required by the definitive agreements, management intends to effect a reverse split of the Common Stock. Details of the reverse split will be issued once they have been finalized.


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Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  4.1 Note and Warrant Purchase Agreement dated as of March 21, 2002 by and between Analytical Surveys, Inc., and Tonga Partners, L.P. (the "Purchaser") (material exhibits provided below; remaining exhibits (other than Exhibit A) omitted).

                  4.4 Form of Registration Rights Agreement by and between Analytical Surveys, Inc. and the Purchaser.

                  4.5 Form of Security Agreement by and between Analytical Surveys, Inc. and the Purchaser.

                  4.3 Form of Warrant to Purchase Shares of Common Stock of Analytical Surveys, Inc.

                  4.2 Form of Senior Secured Convertible Promissory Note of Analytical Surveys, Inc.

                  99.1 Press Release dated March 22, 2002, re "ASI Announces New Financing Agreement."

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ANALYTICAL SURVEYS, INC.

Date: March 22, 2002                      By: /s/ Michael A. Renninger
                                              ----------------------------------
                                                  Michael A. Renninger
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX



EXHIBIT
NUMBER              EXHIBIT                                                PAGE

4.1                 Note and Warrant Purchase Agreement
                    dated as of March 21, 2002 by and
                    between Analytical Surveys, Inc., and
                    Tonga Partners, L.P. (the "Purchaser")
                    (material exhibits provided below;
                    remaining exhibits omitted).


4.2                 Form of Senior Secured Convertible
                    Promissory Note of Analytical Surveys,
                    Inc.


4.3                 Form of Warrant to Purchase Shares of
                    Common Stock of Analytical Surveys, Inc.


4.4 Form of Registration Rights Agreement by and between Analytical Surveys, Inc. and the Purchaser.


4.5                 Form of Security Agreement by and
                    between Analytical Surveys, Inc. and the Purchaser.


99.1                Press Release dated March 21, 2002, re
                    ASI "Announces New Financing Agreement."